Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information: Karen Kirkwood	Investor Contact Information: Ken Apicerno
Phone: 781-622-1306	Phone: 781-622-1294
E-mail: karen.kirkwood@thermofisher.com	E-mail: ken.apicerno@thermofisher.com

Thermo Fisher Scientific Provides COVID-19 Business Update
and Will Hold First Quarter Earnings Conference Call on Wednesday, April 22, 2020

WALTHAM, Mass., April 6, 2020 – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today announced that, due to the evolving COVID-19 pandemic and related customer impact, it is withdrawing 2020 annual guidance, which was provided on January 30, 2020.

Thermo Fisher has mobilized to support the global COVID-19 response with products and services that help analyze, diagnose and protect from the virus. However, as the pandemic spread from China to countries worldwide, the company saw a significant reduction in customer activity by late March. Given the ongoing uncertainty of the scope, duration and impact of the pandemic, Thermo Fisher is currently unable to reasonably estimate its annual financial performance.

The company believes its long-term prospects remain excellent given the attractive markets served, its industry-leading position and proven growth strategy. The pandemic is also likely to result in additional funding opportunities for its customers in the future. During this unprecedented time, Thermo Fisher’s Mission – to enable its customers to make the world healthier, cleaner and safer – has never been more important.

For the first quarter ended March 28, 2020, Thermo Fisher estimates that both reported and organic revenue growth1 will be in the range of 1 to 2%. Details will be provided on the company’s earnings conference call.

Thermo Fisher will release its financial results for the first quarter of 2020 on Wednesday, April 22, 2020, before the market opens, and will hold a conference call to discuss those results and the current impact from the COVID-19 pandemic on the same day at 8:30 a.m. ET.

To listen, call (877) 273-7122 within the U.S. or (647) 689-5496 outside the U.S. You may also listen to the call live on the "Investors" section of our website, www.thermofisher.com. The earnings press release and related information can be found in that section of our website under "Financial Results." A replay of the call will be available under "Webcasts and Presentations" through Friday May 8, 2020.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue exceeding $25 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, improving patient diagnostics and therapies or increasing productivity in their laboratories, we are here to support them. Our global team of more than 75,000 colleagues delivers
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1 Organic revenue is reported revenue excluding the impact of acquisitions and divestitures and foreign currency translation.

an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services and Patheon. For more information, please visit www.thermofisher.com.

Forward-Looking Statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including our pending acquisition of QIAGEN N.V., may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Current Report on Form 8-K filed on March 23, 2020, which are on file with the SEC and available in the "Investors" section of our website under the heading "SEC Filings." While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

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